Exhibit 21

Subsidiaries of Springleaf Finance Corporation

As of March 19, 2012	Jurisdiction of Incorporation

Springleaf Finance Management Corporation	Indiana
Springleaf Financial Services of Alabama, Inc.	Delaware
Springleaf Financial Services of Arizona, Inc.	Arizona
Springleaf Financial Services of Arkansas , Inc.	Delaware
Springleaf Financial Services of New Hampshire, Inc.	Delaware
Springleaf Financial Funding Company	Delaware
Springleaf Financial Cash Services, Inc.	Delaware
Springleaf Financial Services, Inc.	Delaware
Springleaf Documentation Services, Inc.	California
Springleaf Financial Services of America, Inc.	Delaware
Springleaf Home Equity, Inc.	Delaware
Springleaf Auto Finance, Inc.	Delaware
Springleaf Financial Services of Florida, Inc.	Florida
Springleaf Financial Services of Hawaii, Inc.	Hawaii
Springleaf Financial Services of Illinois, Inc.	Illinois
Service Bureau of Indiana, Inc.	Indiana
Springleaf Financial Technology, Inc.	Indiana
Springleaf Financial Services of Indiana, Inc.	Indiana
Springleaf Finance Commercial Corp.	Indiana
Interstate Agency, Inc.	Indiana
Springleaf Financial Services of America, Inc.	Iowa
Springleaf Financial Services of Louisiana, Inc.	Louisiana
Springleaf Financial Services of Massachusetts, Inc.	Massachusetts
Springleaf Finance, Inc.	Nevada
MorEquity, Inc.	Nevada
Wilmington Finance, Inc.	Delaware
Third Street Funding LLC	Delaware
Sixth Street Funding, LLC	Delaware
Eighth Street Funding, LLC	Delaware
Tenth Street Funding, LLC	Delaware
Eleventh Street Funding LLC	Delaware
Springleaf Financial Services of New York, Inc.	New York
Springleaf Financial Services of America, Inc.	North Carolina
Springleaf Financial Services of North Carolina, Inc.	North Carolina
Springleaf Financial Services of Ohio, Inc.	Ohio
Springleaf Financial Services of Pennsylvania, Inc.	Pennsylvania
Springleaf Financial Services of South Carolina, Inc.	South Carolina
Springleaf Auto Finance, Inc.	Tennessee
Crossroads Mortgage, Inc.	Tennessee
ENM, Inc.	Tennessee
State Financial Services - Springleaf, Inc.	Texas
Springleaf Finance of Utah, Inc.	Utah
Springleaf Funding, Inc.	Delaware
Springleaf Financial Services of Washington, Inc.	Washington
Springleaf Home Equity, Inc.	West Virginia
Springleaf Financial Services of Wisconsin, Inc.	Wisconsin
Springleaf Financial Services of Wyoming, Inc.	Wyoming
Yosemite Insurance Company	Indiana
CommoLoCo, Inc.	Puerto Rico
CREDITHRIFT of Puerto Rico, Inc.	Puerto Rico
Merit Life Insurance Co.	Indiana
Ocean Finance and Mortgages Limited	England and Wales
Ocean Money (II) Limited	England and Wales
Ocean Money Limited	England and Wales